EXHIBIT 2.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

RED OAK CAPITAL FUND SERIES, LLC

This Limited Liability Company Agreement (this “Agreement”), dated September 18, 2023, of Red Oak Capital Fund Series, LLC, a Delaware series limited liability company (the “Company”), is entered into by the Company and Red Oak Capital GP, LLC, a Delaware limited liability company, the sole member of the Company (the “Member”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.01.

WHEREAS, the Company was formed as a series limited liability company under Section 18-215 of the Delaware Limited Liability Company Act (the “Delaware Act”) with the filing of the certificate of formation of the Company (the “Certificate of Formation”) on September 18, 2023, with the Secretary of State for the State of Delaware; and

WHEREAS, the Member and the Company, by execution of this limited liability company agreement, hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the meanings set forth below unless otherwise expressly provided herein:

1.01 Definitions.

“Affiliate” shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with another Person.

“Agreement” shall mean this Limited Liability Company Agreement, as originally executed and as amended from time to time.

“Allocation Policy” means the allocation policy of the Company adopted by the Member in accordance with Section 4.01.

“Capital Contribution” shall mean any contribution to the capital of the Company by the Member and each Series of the Company by the Company, as the sole member of each Series, in cash, property or services, or a binding obligation to contribute cash, property or services, whenever made. “Initial Capital Contribution” shall mean the initial Capital Contribution of the Member pursuant to this Agreement.

“Certificate of Formation” shall mean the certificate of formation of the Company, as amended from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

“Company” shall mean Red Oak Capital Fund Series, LLC, a Delaware series limited liability company.

“Delaware Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. 18 § 101 et seq., as amended from time to time.

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“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

“Entity” shall mean any general partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or other association.

“Free Cash Flow” means any available cash for distribution generated from the net income received by a Series, as determined by the Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding up as allocated to the relevant Series.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) the Member, (c) any Person who is or was a Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (d) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services, and (e) any Person the Member designates as an Indemnified Person for purposes of this Agreement.

“Limited Liability Company Interest” shall mean the Member’s ownership interest in the Company’s capital, profits and loss and the voting and other rights and obligations with respect thereto as set forth in this Agreement.

“Liquidator” means one or more Persons selected by the Member to perform the functions described in Section 8.03 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

“Member” shall mean Red Oak Capital GP, LLC, a Delaware limited liability company, the sole Member of the Company.

“Officers” means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Member may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“Operating Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company:

(i)

any and all fees, costs and expenses incurred in connection with the acquisition or management of Series Assets, including but not limited to, borrower diligence, loan structuring, origination, servicing, collection, legal, and mortgage priority;

(ii)

any fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series Interests, including any annual audit of the accounts of such Series Interests (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

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(iii)	any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Member, in connection with the Series Asset;

(iv)	any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments or withdrawals;

(v)	any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(vi)

any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company or a Series in connection with the affairs of the Company or a Series;

(vii)	the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company, a Series or bond holders;

(viii)	all indenture trustee and paying agent fees, costs and expenses in connection with bond issuances and maintenance;

(ix)	any fees, costs and expenses of a third party registrar and transfer agent appointed by the Member in connection with a Series;

(x)	the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns;

(xi)	the cost of any audit of a Series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a Series;

(xii)	any indemnification payments to be made pursuant to ARTICLE X;

(xiii)	the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series legal affairs;

(xiv)

the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Member in connection with the operations of the Company or a Series; and

(xv)	any similar expenses that may be determined to be Operating Expenses, as determined by the Member in its reasonable discretion.

“Operating Expenses Reimbursement Obligation(s)” has the meaning ascribed in Section 6.03.

“Person” shall mean any natural person or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.

“Securities Act” means the Securities Act of 1933, as amended.

“Series” has the meaning assigned to such term in Section 3.02(a).

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“Series Assets” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

“Series Designation” has the meaning assigned to such term in Section 3.02(a).

“Series Interest” means an interest in a Series issued by the Company that evidences the Company’s rights, powers and duties with respect to such Series pursuant to this Agreement and the Delaware Act.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

1.02 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II

ORGANIZATION

2.01 Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Member and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

2.02 Name. The name of the Company shall be Red Oak Capital Fund Series, LLC. The business of the Company and any Series may be conducted under any other name or names, as may be determined by the Member. The Member may change the name of the Company at any time and from time to time.

2.03 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Member in its sole discretion, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, Delaware 19801, and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 5925 Carnegie Blvd, Suite 110, Charlotte, NC 28209. Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located at 5925 Carnegie Blvd, Suite 110, Charlotte, NC 28209 or such other place as the Member may designate from time to time. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Member determines to be necessary or appropriate. The Member may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time.

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2.04 Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) to engage in any lawful act or activity for which limited liability companies under the laws of the State of Delaware may engage in and to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes, which shall include but not be limited to originating senior loans collateralized by commercial real estate in the U.S.

2.05 Powers. The Company, each Series and, subject to the terms of this Agreement, the Member shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.04.

2.06 Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.02. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of ARTICLE VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

2.07 Title to Assets. Title to any Series Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Member may determine. All Series Assets shall be recorded by the Member as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

2.08 Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Member shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Member determines such action to be necessary or appropriate, the Member shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware.

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ARTICLE III

MEMBER AND SERIES

3.01 Member. The Member is the managing member of the Company and, as such, is effectively the managing member of each Series, respectively.

(a) Name and Address. The name, address and Limited Liability Company Interest of the Member are as follows:

Name and Address	Limited Liability Company Interest
Red Oak Capital GP, LLC	100%
5925 Carnegie Blvd, Suite 110, Charlotte, NC 28209
Attn: Robert R. Kaplan, Jr.

(b) Member Not Obligated for Liabilities of the Company. Except as otherwise provided in the Delaware Act and subject to Sections 3.01(c) and 3.02 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Member.

(c) Member Not Obligated for Liabilities of a Series. Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of the Company or any other Series. In addition, the Member shall not be obligated personally for any such debt, obligation or liability of any Series.

3.02 Series of the Company.

(a) Establishment of Series. Subject to the provisions of this Agreement, the Member may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing (each, a “Series Designation”) one or more series, as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Series Interests associated with any other Series. The terms and conditions for each Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Member of the Company, such Series Designation shall be attached to this Agreement as an exhibit until such time as none of such Series Interests of such Series remain outstanding.

(b) Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c) Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Series Interests of such Series (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Member of the Company amending any Series Designation) shall be effective when a duly executed original of the same is included by the Company among the permanent records of the Company and the Series, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Series Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

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(d) Assets and Liabilities Associated with a Series.

(i) Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Series Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (collectively, the “assets”), shall, subject to the provisions of this Agreement, be held for the benefit of the Series, and not for the benefit of the Company or any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with the Company or any other Series. Such assets are herein referred to as “assets associated with” that Series. In the event that there are any assets in relation to the Company that, in the Member of the Company’s reasonable judgment, are not readily associated with a particular Series, the Member of the Company shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Member of the Company deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Member of the Company pursuant to the provisions of this paragraph shall be deemed conclusive and binding against each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Member of the Company shall not commingle the assets of one Series with the assets of any other Series.

(ii) Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (collectively the “liabilities”) with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as “liabilities associated with” that Series. In the event that there are any liabilities in relation to the Company that, in the Member of the Company’s reasonable judgment, are not readily associated with a particular Series, the Member of the Company shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Member of the Company deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Member of the Company pursuant to the provisions of this Section shall be deemed conclusive and binding against each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with the Company or any other Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Member of the Company has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Interests in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series.

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(e) Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Member of the Company may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Member of the Company or its agents without inquiry as to the authority of the Person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

ARTICLE IV

MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

4.01 Power and Authority of Member.

The business and affairs of the Company and Series shall be conducted solely and exclusively by the Member, as managing member of the Company on behalf of the Company and as managing member of the Company on behalf of each Series, as provided herein. All determinations, decisions and actions made or taken by the Member (or its designee(s)) shall be conclusive and binding upon the Company and each Series. The Member shall have all rights and powers on behalf and in the name of the Company and each Series to perform all acts necessary and desirable to the objects and purposes of the Company and each Series including but not limited to the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Series, an Operating Expenses Reimbursement Obligation, or indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax election the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person;

(c) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and the repayment of obligations of the Company and (ii) the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series;

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(d) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(e) the declaration and payment of distributions of Free Cash Flows or other assets to the Company from a Series or to the Member from the Company;

(f) the election and removal of Officers of the Company or associated with any Series;

(g) the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

(h) the maintenance of insurance for the benefit of the Company, any Series and the Indemnified Persons and the reinvestment by the Member in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Asset which is substantially similar to that which comprised the Series Asset prior to the event giving rise to such insurance payment;

(i) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(j)the placement of any Free Cash Flow funds in deposit accounts in the name of a Series or of a custodian for the account of a Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Company or the Member (as the case may be);

(k) the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(l) the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(m) the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

(n) the waiver of any condition or other matter by the Company or any Series;

(o) the entering into of listing agreements with any national securities exchange or over-the-counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

(p) the issuance, sale or other disposition, and the purchase or other acquisition, of Series Interests or options, rights or warrants relating to Series Interests;

(q) the registration of any offer, issuance, sale or resale of Series Interests or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Series Interests or other securities by the Company, Member or other security holders);

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(r) the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(s) the adoption, amendment and repeal of the Allocation Policy;

(t) the selection of auditors for the Company and any Series;

(u) the selection of any transfer agent or depositor for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions; and

(v) the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Series Interests of any Series;

(w) the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(x) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(y) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Interests;

(z) any matter relating to the acquisition, holding and disposition of any assets by any Series;

(aa) the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series; or

(bb) any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Member.

The authority and functions of the Member, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act.

4.02 Delegation. The Member may delegate to any Person or Persons any of the powers and authority vested in it hereunder, and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

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4.03 Duties of Officers.

(a) Except as set forth in ARTICLE X and Section 4.04, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Member by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b) The Member shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Member shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Member in good faith.

4.04 Standards of Conduct and Modification of Duties of the Member. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Member, in exercising its rights hereunder in its capacity as the managing member of the Company on behalf of the Company, and as the managing member of the Company on behalf of any Series, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Series, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. The Member shall not have any duty (including any fiduciary duty) to the Company, any Series or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Member expressly provided in this Agreement or in any other agreement with the Company or any Series.

4.05 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Member and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Member or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. In no event shall any Person dealing with the Member or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Member or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Member or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

ARTICLE V

CAPITALIZATION OF THE COMPANY; ALLOCATIONS AND DISTRIBUTIONS

5.01 Member Capital Contributions. The Member, upon the execution of this Agreement, shall contribute as the Member’s Initial Capital Contribution One Hundred Dollars ($100.00) to the Company and shall contribute on behalf of the Company One Hundred Dollars ($100.00) to each Series. The Member may but is not required to make additional Capital Contributions to the Company or to any Series.

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5.02 Interests and Return of Capital Contribution. The Member shall not receive any interest on the Member’s Capital Contribution. Except as otherwise specifically provided for herein, the Member shall not be allowed to withdraw or have refunded any Capital Contribution.

5.03 Distributions. All distributions of Free Cash Flow or other property (except upon the Company’s dissolution, which shall be governed by the applicable provisions of the Delaware Act and ARTICLE VIII hereof), shall be made in the sole discretion of the Member 100% to the Company by each Series and to the Member by the Company. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Member from the Company shall be treated as amounts distributed to the Member pursuant to this Section 5.03.

ARTICLE VI

FEES AND EXPENSES

6.01 Bond interest expense; Management fees; Management disposition fees; and General and administrative expenses. The following fees, costs and expenses in connection with the offering of the bonds and operation of business of each Series shall be borne by the relevant Series:

(a)	Bond interest expense;

(b)	Management fees;

(c)	Management disposition fees; and

(d)	General and administrative expenses.

6.02 Operating Expenses; Dissolution Fees. Each Series shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it.

6.03 Excess Operating Expenses; Further Issuance of Interests; Operating Expenses Reimbursement Obligation(s).

(a)	If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Member on behalf of the Company may:

(i)	pay such excess Operating Expenses and not seek reimbursement; and/or

(ii)

enter into an agreement pursuant to which the Member loans to the Company or directly to such Series an amount equal to the remaining excess Operating Expenses (the Operating Expenses Reimbursement Obligation(s)). The Member, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for distribution.

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ARTICLE VII

BOOKS, RECORDS, ACCOUNTING AND REPORTS

7.01 Records and Accounting. The Member shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Member appropriate books and records with respect to the business of the Company and each Series. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Member; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

7.02 Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE VIII

TERM; DISSOLUTION AND TERMINATION

8.01 Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with this ARTICLE VIII.

8.02 Events of Dissolution.

(a)

The Company shall be dissolved, and its affairs shall be wound up, upon the first to occur of the following: (i) the written consent of the Member, (ii) the occurrence of any event other than the death or incompetency of the Member that terminates the continued membership of the Member without the admission of a successor member to the Company or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act or any successor statute. In the event of the death or incompetency of the Member, the Company shall not dissolve but the personal representative (as defined in the Delaware Act) of the Member shall agree in writing to continue the Company and to the admission of the personal representative of the Member or its nominee or designee to the Company as a member, effective as of the death or incompetency of the Member.

(b)

A Series shall terminate, and its affairs shall be wound up, upon the first to occur of the following: (i) the dissolution of the Company pursuant to Section 8.02(a), (ii) an event set forth as an event of termination of such Series in the Series Designation establishing such Series, (iii) the written consent of the Member on behalf of the Company or (iv) at any time that there are no members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

8.03 Liquidator. Upon dissolution of the Company or termination of any Series, the Member shall select one or more Persons (which may be the Member) to act as Liquidator. In the case of a dissolution of the Company, (a) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (b) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Member and may be removed at any time by the Member; (c) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Member on behalf of the Company shall act as Liquidator.

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8.04 Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)

Subject to Section 8.04(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss.

(b)

Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.03) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to the Member associated with such Series otherwise than in respect of its distribution rights. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)

Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 8.04(b) shall be distributed to the holders of the Series Interests of the Series on an equal per Series Interest basis.

8.05 Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Member, as applicable.

8.06 Orderly Liquidation. A reasonable time as determined by the Member (or the Person or Persons carrying out the liquidation) not to exceed eighteen (18) months shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to the creditors so as to minimize any losses attendant upon dissolution.

8.07 Distributions of Series Assets. Upon liquidation of a Series, the Series Assets (including any cash on hand) shall be distributed in the following order and in accordance with the following priorities:

(a)	First, to the payment of the debts and liabilities of the Series and the expenses of liquidation; then

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(b)

Second, to the setting up of any reserves which the Member (or the Person or Persons carrying out the liquidation) deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Series. At the expiration of such period as the Member (or the Person or Persons carrying out the liquidation) shall deem advisable, but in no event to exceed eighteen (18) months, the Member on behalf of the Company shall distribute the balance thereof in the manner provided in the following subsection; then

(c)	Third, 100% to the Company in accordance with its Series Interest.

8.08 Distributions of Company Assets. Upon liquidation of the Company, the Company Assets (including any cash on hand) shall be distributed in the following order and in accordance with the following priorities:

(a)	First, to the payment of the debts and liabilities of the Company and the expenses of liquidation; then

(b)

Second, to the setting up of any reserves which the Member (or the Person or Persons carrying out the liquidation) deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. At the expiration of such period as the Member (or the Person or Persons carrying out the liquidation) shall deem advisable, but in no event to exceed eighteen (18) months, the Member shall distribute the balance thereof in the manner provided in the following subsection; then

(c)	Third, 100% to the Member of the Company in accordance with its Limited Liability Company Interest.

ARTICLE IX

LIABILITY OF MEMBER; OTHER BUSINESS AND TRANSACTIONS

9.01 Liability. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Delaware Act or as otherwise agreed in contract.

9.02 Outside Business. The Member or any of its Affiliates may engage in or possess an interest in any business venture of any nature or description, independently or with others, similar or dissimilar to the business of the Company or any Series, and the Company or any Series shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Member or any of its Affiliates shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Member or any of its Affiliate shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

ARTICLE X

EXCULPATION AND INDEMNIFICATION

10.01 Exculpation.

(a)

The Member, whether acting as Member in its capacity as managing member of the Company or in its capacity as managing member of a Series on behalf of the Company or in any other capacity, shall, to the fullest extent permitted by law, have no liability to the Company, any Series or to any other person for any loss, damage or claim incurred by reason of any error of judgment, act or omission, other than any act or omission constituting gross negligence or willful malfeasance, performed or omitted by the Member.

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(b)

The Member shall be fully protected in relying in good faith upon the records of the Company and any Series, and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Member reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the Company or any Series, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid. The foregoing provision shall in no way be deemed to reduce the limitation on liability of the Member provided in Section 10.01(a).

10.02 Duties and Liabilities of the Indemnified Persons.

(a)

To the extent that, at law or in equity, an Indemnified Person has duties (including fiduciary duties) and liabilities relating thereto to the Company, any Series, or to any other person, the Indemnified Person, acting under this Agreement, shall not be liable to the Company, any Series or to any other Person for its reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, are agreed to by the Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(b)

Whenever in this Agreement an Indemnified Person is permitted or required to make a decision (i) in his “discretion” or under a grant of similar authority or latitude, the Indemnified Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to given any consideration to any interest of or factors affecting the Company, any Series or any other Person, or (ii) in its “good faith” or under another express standard, the Indemnified Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

10.03 Indemnification. To the fullest extent permitted by applicable law, the Indemnified Persons (irrespective of the capacity in which it acts) shall be entitled to indemnification from the Company or, to the extent expenses and liabilities are associated with any Series, from each such Series, in each case, for any loss, damage or claim incurred by the Indemnified Persons by reason of any error of judgment, act or omission, other than an act or omission constituting gross negligence or willful malfeasance, performed or omitted by it on behalf of the Company; provided, however, that any indemnity under this Section 10.03 shall be provided out of and to the extent of Company assets only, and the Indemnified Person shall not have any personal liability on account thereof.

10.04 Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by the Indemnified Persons in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company or, to the extent expenses are associated with any Series, by each such Series, prior to the final disposition of such claim, demand, action, suit or proceeding.

10.05 Insurance. The Company and any Series may purchase and maintain insurance, to the extent and in such amounts as the Member shall, in its sole discretion, deem reasonable, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the Company or any Series or such indemnities, regardless of whether the Company or the Series would have the power to indemnify such person or entity against such liability under the provisions of this Agreement.

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10.06 Other. The Member and the Company may enter into indemnity contracts with any other Person granting such Person rights of indemnification and may adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this ARTICLE X and containing such other procedures regarding indemnification, all as the Member determines in its sole discretion.

ARTICLE XI

TAX MATTERS

The Company intends for it and each Series to be treated as a disregarded entity for federal, state, local and foreign income tax purposes and will not make any election or take any action that could cause it to be treated as an association taxable as a corporation under Subchapter C of the Code.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.01 Application of Delaware Law. This Agreement, and the interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Delaware, without reference to its choice of law provisions, and specifically the Delaware Act.

12.02 Amendments. No amendment or modification of this Agreement shall be effective unless approved in writing by the Member.

12.03 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

12.04 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

12.05 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

12.06 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or any Series.

12.07 Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all prior or contemporaneous negotiations, conversations, discussions, correspondence, memoranda and agreements between the parties concerning such subject matter.

12.08 Authorizing Resolutions; Creation of the Series. The Member hereby, simultaneously with the execution of this Agreement, adopts the following unanimous resolution:

(a)	The Member hereby authorizes the creation of the following Series of the Company pursuant to Section 3.02 of this Agreement (individually and collectively referred to herein as the “Initial Series”):

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(i)	ROCF II Series;

(ii)	ROCF IV Series;

(iii)	ROCF V Series; and

(iv)	ROIOF Series.

(b)

The Series Designations attached hereto as Exhibits 1 – 4 are hereby approved and adopted by the Member on behalf of the Company to be effective as of the effective date set forth in the applicable Series Designation.

[Remainder of page intentionally left blank]

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SIGNATURE PAGE

TO

LIABILITY COMPANY AGREEMENT OF RED OAK CAPITAL FUND SERIES, LLC

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

SOLE MEMBER OF THE COMPANY

Red Oak Capital GP, LLC, a Delaware limited liability company

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Title:	Authorized Signatory

MANAGING MEMBER OF ROCF II SERIES, a series of Red Oak Capital Fund Series, LLC,

Red Oak Capital GP, LLC, a Delaware limited liability company

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Title:	Authorized Signatory

MANAGING MEMBER OF ROCF IV SERIES a series of Red Oak Capital Fund Series, LLC,

Red Oak Capital GP, LLC, a Delaware limited liability company

By:	/s/Gary Bechtel
Name:	Gary Bechtel
Title:	Authorized Signatory

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MANAGING MEMBER OF

ROCF V SERIES, a series of Red Oak Capital Fund Series, LLC,
Red Oak Capital GP, LLC, a Delaware limited liability company

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Title:	Authorized Signatory

MANAGING MEMBER OF
ROIOF SERIES, a series of Red Oak Capital Fund Series, LLC,

Red Oak Capital GP, LLC, a Delaware limited liability company

By:	/s/ Gary Bechtel
Name:	Gary Bechtel
Title:	Authorized Signatory

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Exhibit 1 to Limited Liability Company Agreement (the “Agreement”), dated September 18, 2023, of Red Oak Capital Fund Series, LLC (the “Company”) and Red Oak Capital GP, LLC

Series Designation of ROCF II Series,

a series of Red Oak Capital Fund Series, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement, as in effect as of the date of establishment set forth below. References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	ROCF II Series, a series of Red Oak Capital Fund Series, LLC, a Delaware limited liability company (“ROCF II Series”)

Date of establishment	ROCF II Series shall be deemed established upon the effectiveness of the merger of Red Oak Capital Fund II, LLC, a Delaware limited liability company with and into the Company.

Sole Member	The Company

Managing Member

Red Oak Capital GP, LLC, a Delaware limited liability company, is the managing member of the Company and, as such, is effectively the managing member of ROCF II Series with effect from the effective date hereof and shall continue to act as the managing member of ROCF II Series until dissolution of ROCF II Series pursuant to Section 8.02(b) or its removal and replacement.

Management Fee	annual rate of 1.75% of gross principal outstanding of all bonds issued by ROCF II Series

ROCF II Series Interests held by the Member and its Affiliates	The Company was issued 100% of Series Interests of ROCF II Series.

Officers	There shall initially be no specific officers associated with ROCF II Series, although, the Member of the Company may appoint Officers of ROCF II Series from time to time, in its sole discretion.

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Exhibit 2 to Limited Liability Company Agreement (the “Agreement”), dated September 18, 2023, of Red Oak Capital Fund Series, LLC (the “Company”) and Red Oak Capital GP, LLC

Series Designation of ROCF IV Series,

a series of Red Oak Capital Fund Series, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement, as in effect as of the date of establishment set forth below. References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	ROCF IV Series, a series of Red Oak Capital Fund Series, LLC, a Delaware limited liability company

Date of establishment	ROCF IV Series shall be deemed established upon the effectiveness of the merger of Red Oak Capital Fund IV, LLC, a Delaware limited liability company with and into the Company.

Sole Member	The Company

Managing Member

Red Oak Capital GP, LLC, a Delaware limited liability company, is the managing member of the Company and, as such, is effective the managing member of ROCF IV Series with effect from the effective date hereof and shall continue to act as the managing member of ROCF IV Series until dissolution of ROCF IV Series pursuant to Section 8.02(b) or its removal and replacement.

Management Fee	annual rate of 1.75% of gross principal outstanding of all bonds issued by the predecessor of and assumed by ROCF IV Series

ROCF IV Series Interests held by the Member and its Affiliates	The Company was issued 100% of the Series Interests of ROCF IV Series.

Officers	There shall initially be no specific officers associated with ROCF IV Series, although, the Member of the Company may appoint Officers of ROCF IV Series from time to time, in its sole discretion.

Exhibit 3 to Limited Liability Company Agreement (the “Agreement”), dated September 18, 2023, of Red Oak Capital Fund Series, LLC (the “Company”) and Red Oak Capital GP, LLC

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Series Designation of ROCF V Series,

a series of Red Oak Capital Fund Series, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement, as in effect as of the date of establishment set forth below. References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	ROCF V Series, a series of Red Oak Capital Fund Series, LLC, a Delaware limited liability company

Date of establishment	ROCF V Series shall be deemed established upon the effectiveness of the merger of Red Oak Capital Fund V, LLC, a Delaware limited liability company with and into the Company.

Sole Member	The Company

Managing Member

Red Oak Capital GP, LLC, a Delaware limited liability company, is the managing member of the Company and, as such, is effectively the managing member of ROCF V Series with effect from the effective date hereof and shall continue to act as the managing member of ROCF V Series until dissolution of ROCF V Series pursuant to Section 8.02(b) or its removal and replacement.

Management Fee	annual rate of 1.75% of gross principal outstanding of all bonds issued by the predecessor of and assumed by ROCF V Series

ROCF V Series Interests held by the Member and its Affiliates	The Company was issued 100% of the Series Interests of ROCF V Series.

Officers	There shall initially be no specific officers associated with ROCF V Series, although, the Member of the Company may appoint Officers of ROCF V Series from time to time, in its sole discretion.

Exhibit 4 to Limited Liability Company Agreement (the “Agreement”), dated September 18, 2023, of Red Oak Capital Fund Series, LLC (the “Company”) and Red Oak Capital GP, LLC

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Series Designation of ROIOF Series,

a series of Red Oak Capital Fund Series, LLC

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement, as in effect as of the date of establishment set forth below. References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement.

Name of Series	ROIOF Series, a series of Red Oak Capital Fund Series, LLC, a Delaware limited liability company

Date of establishment	ROIOF Series shall be deemed established upon the effectiveness of the merger of Red Oak Income Opportunity Fund, LLC, a Delaware limited liability company with and into the Company.

Sole Member	The Company

Managing Member

Red Oak Capital GP, LLC, a Delaware limited liability company, is the managing member of the Company and, as such, is effectively the managing member of ROIOF Series with effect from the effective date hereof and shall continue to act as the managing member of ROIOF Series until dissolution of ROIOF Series pursuant to Section 8.02(b) or its removal and replacement.

Management Fee	annual rate of 1.75% of gross principal outstanding of all bonds issued by the predecessor of and assumed by ROIOF Series

ROIOF Series Interests held by the Member and its Affiliates	The Company was issued 100% of the Series Interests of ROIOF Series.

Officers	There shall initially be no specific officers associated with ROIOF Series, although, the Member of the Company may appoint Officers of ROIOF Series from time to time, in its sole discretion.

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